UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2016

METABOLIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In July 2016, Metabolix, Inc. (the "Company") announced a strategic restructuring under which Yield10 Bioscience is becoming the Company's core business. Yield10 Bioscience is focused on the unmet need for enhanced global food security and is developing proprietary technologies to enable step-change improvements in yield for major food and feed crops.
On October 17, 2016, Joseph Shaulson stepped down from his current executive responsibilities as president and chief executive officer of the Company. He will provide transition support to the Company's management team through the end of 2016. He will also remain on the Company’s board of directors.
Johan van Walsem, the Company's chief operating officer, has been leading the wind down of the Company’s biopolymer operations and transfer of biopolymer assets to CJ CheilJedang. He is expected to leave the Company at the end of October 2016.
Effective as of October 17, 2016, Oliver P. Peoples, Ph.D., became the Company's president and chief executive officer. Dr. Peoples is an experienced entrepreneur and biotechnology executive with 30 years of experience in science and technology innovation. He initiated Metabolix crop science programs over a decade ago and more recently spearheaded the development of Yield10’s research and business focus. Dr. Peoples has served as the Company's chief scientific officer since January 2000 and was previously the Company's vice president of research and development. Dr. Peoples has served as a director of the Company since June 1992. Dr. Peoples was a co-founder of Metabolix and prior to that was a research scientist in the Department of Biology at MIT where he emerged as a pioneer of the new field of metabolic pathway engineering. Dr. Peoples will have overall leadership responsibility for the Company, with a focus on strategy, capital generation, resource allocation and industry collaborations.

Item 7.01      Regulation FD Disclosure.
On October 17, 2016, the Company issued a press release announcing the changes in its management team and providing an update on its strategic restructuring and cash position. The full text of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 17, 2016, entitled "Metabolix Names Yield10 Bioscience Management Team; Provides Update on Strategic Restructuring and Cash Position"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: October 19, 2016	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated October 17, 2016, entitled "Metabolix Names Yield10 Bioscience Management Team; Provides Update on Strategic Restructuring and Cash Position"